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                                                                   EXHIBIT 10.19

                 DIRECTORS DELAYED COMPENSATION PLAN AGREEMENT


     THIS AGREEMENT, made and entered into this 26/th/ day of October, 1999 by and between Community Trust Bank, a Bank organized and existing under the laws of the State of Georgia, (hereinafter referred to as the, "Bank"), and Tommie R. Graham, Jr. a former member of the Board of Directors of the Bank (hereinafter referred to as the, "Director") and a present member of the Board of Directors of Community Trust Financial Services Corporation (hereinafter referred to as, "CTFSC"), the Bank's parent company.

                                  WITNESSETH:

     WHEREAS, it is the consensus of the Board of Directors of the Bank (hereinafter referred to as the, "Board") that the Director's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank and in bringing it to its present status of operating efficiency, and its present position in its field of activity;

     WHEREAS, the Director continues to provide service to the Bank by the Director's service on the Board of Directors of CTFSC;

     WHEREAS, it is the desire of the Bank that the Director's past services be rewarded as herein provided;

     ACCORDINGLY, it is the desire of the Bank and the Director to enter into this agreement under which the Bank will agree to make certain payments to the Director at retirement or the Director's beneficiary(ies) in the event of the Director's death pursuant to this Agreement;

     FURTHERMORE, it is the intent of the parties hereto that this Directors Delayed Compensation Plan Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Director, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Director is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

     NOW, THEREFORE, in consideration of services performed in the past as well as of the mutual promises and covenants herein contained it is agreed as follows:

I.   SERVICE

     The Director has served the Bank in such capacity and with such duties and responsibilities as were assigned, and with such compensation as were determined from time to time by the Board of Directors of the Bank and continues to serve the Bank by the Director's membership on the CTFSC Board.

II.  FRINGE BENEFITS

     The fee continuation benefits provided by this agreement are granted by the Bank as a fringe benefit to the Director and are not part of any fee reduction plan or an arrangement deferring a bonus or a fee increase. The Director has no option to take any current payment or bonus in lieu of these fee continuation benefits except as set forth hereinafter.

III. RETIREMENT DATE

     If the Director continuously serves the Bank through the Director's membership on the CTFSC Board, the Director begin receiving the benefits set forth herein thirty (30) days following the Director's sixty-fifth
     (65th) birthday, or thirty (30) days following the Director's actual retirement date, whichever event shall last occur. Notwithstanding the foregoing, the Director shall retire on or before attaining age seventy
     (70).

IV.  RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

     Upon said retirement, commencing thirty (30) days following the Director's sixty-fifth (65/th/) birthday or commencing thirty (30) days following the Director's actual retirement date, whichever event shall last occur, the Bank shall pay the Director an annual benefit equal to twenty-two thousand one hundred and eighty-two dollars and No/00ths ($ 22,182.00) for a period of five (5) years, provided that if less than five (5) such annual payments have been made prior to the death of the Director, the Bank shall either, at the discretion of the Bank, continue such annual payments to the individual or individuals the Director may have designated in writing and filed with the Bank until the full number of five (5) annual payments have been made, or make the total amount of said payment due in a lump sum discounted to present value as set forth in Subparagraph XI (K) to said beneficiary(ies). In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Director shall be payable to the duly qualified executor or administrator of the Director's estate. Said payments due hereunder shall begin the first day of the second month following the decease of the Director. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if the Director commits suicide on or before the 26/th/ day of October, 2001.

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V.    DEATH BENEFIT PRIOR TO RETIREMENT

      In the event the Director should die while actively serving the Bank or CTFSC at any time after the date of this Agreement but prior to the Director attaining the age of sixty-five (65) years, the Bank will pay an annual benefit as set forth in Paragraph IV in either, at the discretion of the Bank, a lump sum discounted to present value as set forth in Subparagraph XI (K) or annual payments for a period of five (5) years to such individual or individuals as the Director may have designated in writing and filed with the Bank. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Director shall be payable to the duly qualified executor or administrator of the Director's estate. Said payments due hereunder shall begin the first day of the second month following the decease of the Director. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if the Director commits suicide on or before the 26/th/ day of October, 2001.


VI.   BENEFIT ACCOUNTING

      The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Director into which appropriate reserves shall be accrued.

VII.  VESTING

      The Director shall be one hundred percent vested in the benefits that are the subject of this Agreement.

VIII. OTHER TERMINATION OF SERVICE

      Subject to Subparagraph VIII (i) hereinbelow, in the event that the service of the Director with CTFSC shall terminate prior to retirement from active service, as provided in Paragraph III, by the Director's voluntary action, or by the Director's discharge by CTFSC without cause, then the Bank shall pay to the Director an annual benefit as set forth in Paragraph IV. This annual benefit shall commence the first day of the month following the month in which the Director attains age sixty-five
      (65).

      In the event the Director's death should occur prior to the Director receiving the full benefit as set forth in this Paragraph VIII, an benefit due, or a lump sum discounted to present value as set forth in Subparagraph XI (K), at the discretion of the Bank, shall be paid to such individual or individuals as the Director may have designated in writing and filed with the Bank. In the absence of any effective designation of beneficiary, any such amounts shall be payable to the duly

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      qualified executor or administrator of the Director's estate. Said payments due hereunder shall begin the first day of the second month following the decease of the Director. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if the Director commits suicide on or before the 26/th/ day of October, 2001.

          (i)  Discharge for Cause:  In the event the Director shall be
               -------------------
          discharged from service with CTFSC for cause at any time, all benefits provided herein shall be forfeited. The term for "cause" shall mean any of the following that result in an adverse effect on CTFSC or the
          Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge for "cause", such dispute shall be resolved by arbitration as set forth in this Directors Delayed Compensation Plan Agreement.

IX.  CHANGE OF CONTROL

     Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of CTFSC from the date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by CTFSC shall not be considered in determining whether there has been a change in control. Upon a Change of Control, if the Director subsequently suffers a Termination of Service (voluntary or involuntary), except for cause, then the Director shall receive the benefits as set forth in Paragraph VIII herein.

X.   RESTRICTIONS ON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Directors Delayed Compensation Plan Agreement. The Directors, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Directors Delayed Compensation Plan Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Directors Delayed Compensation Plan Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Director be deemed to have any lien nor

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     right, title or interest in or to any specific funding investment or to any assets of the Bank.

     If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

XI.  MISCELLANEOUS

     A.   Alienability and Assignment Prohibition:
          ---------------------------------------

          Neither the Director, nor the Director's surviving spouse, nor any other beneficiary(ies) under this Directors Delayed Compensation Plan Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or the Director's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.   Binding Obligation of the Bank and any Successor in Interest:
          ------------------------------------------------------------

          The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Directors Delayed Compensation Plan Agreement. This Directors Delayed Compensation Plan Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C.   Amendment or Revocation:
          -----------------------

          It is agreed by and between the parties hereto that, during the lifetime of the Director, this Directors Delayed Compensation Plan Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Bank.

     D.   Gender:
          ------

          Whenever in this Directors Delayed Compensation Plan Agreement words are used in the masculine or neuter gender, they shall be read and

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          construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E.   Effect on Other Benefit Plans of the Bank or CTFSC:
          --------------------------------------------------

          Nothing contained in this Directors Delayed Compensation Plan Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's or CTFSC's existing or future compensation structure.

     F.   Headings:
          --------

          Headings and subheadings in this Directors Delayed Compensation Plan Agreement are inserted for reference and convenience only and shall not be deemed a part of this Directors Delayed Compensation Plan Agreement.

     G.   Applicable Law:
          --------------

          The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

     H.   12 U.S.C. (S) 1828(k):
          ---------------------

          Any payments made to the Director pursuant to this Directors Delayed Compensation Plan Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) or any regulations promulgated thereunder.

     I.   Partial Invalidity:
          ------------------

          If any term, provision, covenant, or condition of this Directors Delayed Compensation Plan Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Directors Delayed Compensation Plan Agreement shall remain in full force and effect notwithstanding such partial invalidity.

     J.   Continuation as Director:
          ------------------------

          Neither this Agreement nor the payments of any benefits thereunder shall be construed as giving to the Director any right to be retained as a member of the Board of Directors of CTFSC.

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      K.  Present Value:
          -------------

          All present value calculations under this Agreement shall be based on the following interest rate:

          Interest Rate:  The interest rate of 30-year Treasury securities published by the Board of Directors of the Federal Reserve System for the month immediately preceding the month in which the present value is determined.


XII.  ERISA PROVISION

      A.  Named Fiduciary and Plan Administrator:
          --------------------------------------

          The "Named Fiduciary and Plan Administrator" of this Directors Delayed Compensation Plan Agreement shall be Community Trust Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Directors Delayed Compensation Plan Agreement. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Directors Delayed Compensation Plan Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims Procedure and Arbitration:
          --------------------------------

          In the event a dispute arises over benefits under this Directors Delayed Compensation Plan Agreement and benefits are not paid to the Director (or to the Director's beneficiary(ies) in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim its specific reasons for such denial, reference to the provisions of this Directors Delayed Compensation Plan Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fails to take any action within the aforesaid sixty-day period.

          If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim

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          denial. Claimants may review this Directors Delayed Compensation Plan
          Agreement or any documents relating thereto and submit any written issues and comments it may feel appropriate. In its sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of this Directors Delayed Compensation Plan Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

          Where a dispute arises as to CTFSC's discharge of the Director for "cause", such dispute shall likewise be submitted to arbitration as above-described and the parties hereto agree to be bound by the decision thereunder.

XIII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

       The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Directors Delayed Compensation Plan Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Paragraph IX), this paragraph shall become null and void effective immediately upon said Change of Control.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 26/th/ day of October, 1999 and that, upon execution, each has received a conforming copy.

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                                            COMMUNITY TRUST BANK
                                               Hiram, Georgia



/s/ Valerie F.Pace                         By:  /s/ T. E. Durham, Jr.    SVP
----------------------------------             --------------------------------
Witness                                                                 Title


/s/ Valerie F. Pace                        /s/ Tommie R. Graham, Jr.
----------------------------------             --------------------------------
Witness                                        Tommie R. Graham, Jr.

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